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                                                                    EXHIBIT 23.7



                  CONSENT OF PERSON NAMED TO BECOME A DIRECTOR

     Pursuant to Rule 438 under the Securities Act of 1933, as amended (the "Act"), I hereby consent to the use of my name and any references to me as a person nominated to become a director of Zapata Corporation ("Zapata") in the Joint Proxy Statement/Prospectus constituting a part of Zapata's Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission pursuant to the Act in connection with the proposed acquisition by Zapata of Houlihan's Restaurant Group, Inc.


Dated: June 24, 1996



                                                    /s/ FREDERICK R. HIPP
                                                     ---------------------
                                                        Frederick R. Hipp